SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2009

WORLDSPACE, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF DELAWARE	000-51466	52-1732881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8515 Georgia Avenue, Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

(301) 960-1200

(Registrant’s telephone number, including area code)

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

As previously disclosed, on October 17, 2008, WorldSpace, Inc. (the “Company”) and certain of its subsidiaries (such subsidiaries, together with the Company, the “Borrowers”), filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court of the District of Delaware. In connection with these proceedings, on November 5, 2008, the Borrowers entered into a Senior Secured Super Priority Priming Debtor in Possession Credit Agreement (the “DIP Credit Agreement”) with Citadel Energy Holdings LLC, Highbridge International LLC, OZ Master Fund, Ltd., and Silver Oak Capital LLC, as lenders (collectively, the “Lenders”). The DIP Credit Agreement was subsequently amended by three amendments dated as of January 6, 2009, January 29, 2009 and February 6, 2009, respectively.

On February 27, 2009, the Borrowers obtained the necessary consents to further amend the terms of the DIP Credit Agreement to extend the maturity date of the DIP Credit Agreement and a related deadline for the completion of their sales process to March 6, 2009. The Borrowers and the Lenders subsequently executed Amendment No. 3 to the DIP Credit Agreement, dated as of February 27, 2009 (the “Third Amendment”).

The foregoing description of the Third Amendment is qualified in its entirety by the text of the Third Amendment, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibit is filed as part of this report:

Exhibit 10.1	Amendment No. 3, dated as of February 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2009

WORLDSPACE, INC.
(Registrant)

By:	/s/ Donald J. Frickel
Name:	Donald J. Frickel
Title:	Executive Vice President, General and Secretary

EXHIBIT INDEX

Number	Exhibit
Exhibit 10.1	Amendment No. 3, dated as of February 27, 2009.